REGIONAL HEALTH PROPERTIES, INC.

Regional Health Properties Completes Previously Announced Merger With Former Parent, AdCare Health Systems

ATLANTA, GA, October 2, 2017—Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA) announced today the successful completion of the previously announced merger with its former parent, AdCare Health Systems, Inc. The merger ensures the effective adoption of charter provisions restricting the ownership and transfer of the company's common stock. Adoption of these charter provisions positions the company to regain compliance with certain NYSE American continued listing standards regarding stockholders' equity and will better position the company to comply with certain U.S. federal income tax rules applicable to real estate investment trusts ("REITs") to the extent such rules apply to the company's common stock (if the company's board of directors determines in the future that qualifying for and electing REIT status would be in the best interests of the company and its shareholders in light of various factors, including the structural and operational complexities which would need to be addressed before the company could qualify as a REIT).

As a result of the merger, among other things: (i) shareholders of AdCare automatically became shareholders of Regional Health Properties, which is the surviving company in the merger; and (ii) Regional Health Properties succeeded to the assets and assumed the liabilities of, and continues the business of, AdCare immediately prior to the merger. The common stock and 10.875% Series A Cumulative Redeemable Preferred Shares of Regional Health Properties will trade on the NYSE American under the symbols "RHE" and "RHEpA", respectively, commencing on October 2, 2017.

About Regional Health Properties

Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA) is the successor to AdCare Health Systems, Inc. and is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions. Regional Health Properties currently owns, leases or manages for third parties 30 facilities. For more information, visit www.regionalhealthproperties.com.

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements in this press release regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements. Forward-looking statements in this press release include, among others, statements regarding: (i) our ability to regain compliance with certain NYSE American continued listing standards regarding stockholders' equity; (ii) our ability to qualify for REIT status in a future taxable year; (iii) the structural and operational complexities which would need to be addressed before we could qualify as a REIT; and (iv) if we so qualify, whether our board of directors determines in the future that qualifying for and electing REIT status would be in the best interests of us and our shareholders in light of various factors.

Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected or contemplated by our forward-looking statements due to various factors, including, among others: our dependence on the operating success of our operators; the significant amount of, and our ability to service, our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; the availability and cost of capital; our ability to raise capital through equity and debt financings or through the sale of assets; the effect of increasing healthcare regulation and enforcement on our operators and the dependence of our operators on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; the impact of litigation and rising insurance costs on the business of our operators; the impact on us of litigation relating to our prior operation of our healthcare properties; the effect of our operators declaring bankruptcy, becoming insolvent or failing to pay rent as due; the ability of any of our operators in bankruptcy to reject unexpired lease obligations and to impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; our ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Company Contacts

Allan Rimland
President, CEO and CFO
Regional Health Properties, Inc.
Tel (678) 368-4402
allan.rimland@regionalhealthproperties.com

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com